Exhibit 99.1
SailPoint Announces Second Quarter 2022 Financial Results
•Total ARR of $429.5 million, up 47% year-over-year
•Second quarter 2022 subscription revenue of $92.3 million, up 43% year-over-year
•Second quarter 2022 total revenue of $134.3 million, up 31% year-over-year

AUSTIN, August 9, 2022 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL) (“SailPoint,” the “Company” or “we”), the leader in identity security, today announced financial results for the second quarter ended June 30, 2022.
“The SailPoint team executed well to address the consistently strong global demand we continue to see in our business, delivering 47% total ARR growth and 83% SaaS revenue growth in Q2. We believe this demand is largely driven by broad recognition from global enterprises in our identity security platform as core to the security of their business today,” said Mark McClain, SailPoint CEO and Founder.
Financial Highlights for Second Quarter 2022:
•ARR: Total ARR at June 30, 2022 was $429.5 million, a 47% increase year-over-year.
•Revenue: Total revenue was $134.3 million, a 31% increase over Q2 2021. Subscription revenue was $92.3 million, a 43% increase over Q2 2021, of which SaaS revenue was $46.4 million, an 83% increase over Q2 2021.
•Operating Income (Loss): Loss from operations was $(26.8) million compared to loss from operations of $(17.0) million in Q2 2021. Non-GAAP loss from operations was $(2.8) million compared to non-GAAP income from operations of $0.8 million in Q2 2021.
•Net Income (Loss): Net loss was $(29.4) million compared to net loss of $(16.7) million in Q2 2021. Net loss per diluted share was $(0.31) compared to net loss per diluted share of $(0.18) in Q2 2021. Non-GAAP net loss was $(2.2) million compared to non-GAAP net income of $0.1 million in Q2 2021. Non-GAAP net loss per diluted share was $(0.02) compared to non-GAAP net income per diluted share of $0.00 in Q2 2021.
The tables included in this press release present a reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations, GAAP net loss to non-GAAP net income (loss) and GAAP to non-GAAP weighted average outstanding shares, each for the three and six months ended June 30, 2022 and 2021. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” In addition, see “Operating Metrics” for more information regarding Total ARR.
Transaction with Thoma Bravo
As announced on April 11, 2022, SailPoint has entered into a definitive agreement to be acquired by Thoma Bravo. In light of this transaction, SailPoint will not be hosting an earnings conference call or live webcast to discuss its second quarter 2022 financial results and SailPoint will not be providing guidance for the third quarter or full fiscal year 2022.
Operating Metrics
Total annual recurring revenue (“Total ARR”) represents the annualized value of the active portion of SaaS, term-based license, maintenance and support contracts and other subscription services at the end of the reporting period. We calculate Total ARR by dividing the active contract value by the number of days in the active portion of the overall contract term and then multiplying by 365. See Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2022 (our “Second Quarter Quarterly Report”), for more information regarding SailPoint’s utilization of the Total ARR metric.
Non-GAAP Financial Measures
In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain non-GAAP financial measures to clarify and enhance investors’

understanding of SailPoint’s past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint’s management believes the non-GAAP financial measures described below provide useful information to investors regarding the Company’s financial condition and results of operations because they facilitate comparisons of SailPoint’s core operating results from period to period. In addition, SailPoint’s management uses non-GAAP income (loss) from operations for budgeting and planning purposes.

Our non-GAAP financial measures are adjusted for the following factors:

Stock-based compensation expense. We exclude stock-based compensation expense because of varying available valuation methodologies, the use of assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.

Amortization of acquired intangible assets. We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over the useful life, which can be several years after the acquisition.

Amortization of debt issuance costs. The expense for the amortization of debt issuance costs, which relate to SailPoint’s credit agreement (which is undrawn) and the convertible senior notes issued in 2019, is a non-cash item, and we believe the exclusion of this component of interest expense provides a more useful comparison of our operational performance from period to period.

Acquisition related costs and impairment of intangible assets. We exclude these expenses because they are unrelated to our current operations and are neither comparable to the prior period nor indicative of future results. See Note 1 “Description of Business and Summary of Significant Accounting Policies” and Note 4 “Business Combinations” in the notes to the consolidated financial statements included in our Second Quarter Quarterly Report for information about our pending transaction with Thoma Bravo and recent acquisitions.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently. In addition, there are limitations to using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income (loss) from operations. SailPoint believes that the use of non-GAAP income (loss) from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income (loss) from operations is calculated as income (loss) from operations on a GAAP basis excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) acquisition related costs and (iv) impairment of intangible assets.

Non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted share. SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) on a GAAP basis (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs, (iv) acquisition related costs and (v) impairment of intangible assets, and (b) adjusted for the effect of income taxes associated with such non-GAAP adjustments. SailPoint defines non-GAAP net income (loss) per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP basic and diluted weighted average outstanding common shares.

SailPoint’s presentation of non-GAAP net income (loss) includes the effect of income taxes associated with the non-GAAP adjustments, which is calculated using an estimated effective income tax rate that is commensurate with our non-GAAP pre-tax income (loss). The non-GAAP effective income tax rate is adjusted from the GAAP effective income tax rate to reflect the impact of non-GAAP income (loss) adjustments. Due to the adjustments, the non-GAAP estimated income taxes may differ from GAAP estimated income taxes and actual tax liabilities. Estimated income taxes and tax liabilities reflect currently available information, as well as other factors and assumptions, including current operating structure, existing tax positions in various jurisdictions and key tax legislation in jurisdictions where SailPoint currently operates. Non-GAAP estimated income taxes may change for a variety of reasons, including global tax environment, significant changes to geographic earnings mix, acquisitions, or other changes to SailPoint’s strategy or business operations. SailPoint re-evaluates its non-GAAP estimated income taxes at least annually, or more frequently if significant events occur, which may materially impact our non-GAAP income tax calculation.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, business outlook, prospects, plans, objectives of management, growth rate and our expectations regarding future revenue, ARR, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook,” “look forward” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: the effect of the COVID-19 global pandemic and its aftermath, as well as governmental, business and other actions in response, on the global economy and on our business; our ability to achieve and sustain profitability; our ability to sustain historical growth rates; our ability to attract and retain customers and to deepen our relationships with existing customers; an increased focus in our business from selling licenses to selling subscriptions; breaches in our security, cyber-attacks or other cyber-risks; interruptions with the delivery of our SaaS solutions or third-party cloud-based systems that we use in our operations; our ability to compete successfully against current and future competitors; the length and unpredictable nature of our sales cycle; delayed effects on our operating results from ratably recognizing some of our revenue; fluctuations in our quarterly results; our ability to maintain successful relationships with our channel partners; the increasing complexity of our operations; real or perceived errors, failures or disruptions in our platform or solutions; our ability to adapt and respond to rapidly changing technology, industry standards, regulations or customer needs, requirements or preferences; our ability to achieve and maintain an effective system of disclosure controls and internal control over financial reporting; our ability to comply with our privacy policy or related legal or regulatory requirements; our ability to accurately forecast our estimated annual effective tax rate for financial accounting purposes; our ability to successfully identify, acquire and integrate companies and assets; our ability to maintain high-quality customer satisfaction; and our ability to maintain and enhance our brand or reputation as an industry leader. More information on these risks and other potential factors that could affect our financial results is included in our filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint
SailPoint is the leader in identity security for the modern enterprise. Harnessing the power of AI and machine learning, SailPoint automates the management and control of access, delivering only the required access to the right identities and technology resources at the right time. Our sophisticated identity platform seamlessly integrates with existing systems and workflows, providing the singular view into all identities and their access. We meet customers where they are with an intelligent identity solution that matches the scale, velocity and environmental needs of the modern enterprise. SailPoint empowers the most complex enterprises worldwide to build a security foundation grounded in identity security.

Investor Relations
Brian Denyeau
ICR for SailPoint
investor@sailpoint.com
512-664-8916

Media Relations
SailPoint Technologies Holdings, Inc.
Natalie Reina
Natalie.reina@sailpoint.com
956-878-9176

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Revenue
Licenses	$25,743	$24,450	$41,014	$43,685
Subscription (1)	92,289	64,355	177,880	123,597
Services and other	16,251	13,681	30,809	25,966
Total revenue	134,283	102,486	249,703	193,248
Cost of revenue
Licenses (2)	1,290	1,355	2,668	2,602
Subscription (2)(3)	22,680	13,716	42,646	25,020
Services and other (3)	15,723	12,519	29,560	24,318
Total cost of revenue	39,693	27,590	74,874	51,940
Gross profit	94,590	74,896	174,829	141,308
Operating expenses
Research and development (2)(3)	33,363	23,033	64,409	42,599
General and administrative (3)	13,047	10,461	27,034	21,728
Sales and marketing (2)(3)	74,973	58,408	140,703	109,570
Total operating expenses	121,383	91,902	232,146	173,897
Loss from operations	(26,793)	(17,006)	(57,317)	(32,589)
Other expense, net:
Interest income	140	212	164	412
Interest expense	(615)	(632)	(1,514)	(1,421)
Other expense, net	(1,128)	(219)	(1,788)	(220)
Total other expense, net	(1,603)	(639)	(3,138)	(1,229)
Loss before income taxes	(28,396)	(17,645)	(60,455)	(33,818)
Income tax (expense) benefit	(975)	903	(2,000)	1,785
Net loss	$(29,371)	$(16,742)	$(62,455)	$(32,033)
Net loss per share
Basic	$(0.31)	$(0.18)	$(0.66)	$(0.35)
Diluted	$(0.31)	$(0.18)	$(0.66)	$(0.35)
Weighted average shares outstanding
Basic	94,469	92,464	94,206	92,076
Diluted	94,469	92,464	94,206	92,076

(1) Subscription revenue is further disaggregated as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Subscription revenue
SaaS	$46,362	$25,369	$87,489	$47,258
Maintenance and support	43,799	37,304	86,131	72,778
Other subscription services	2,128	1,682	4,260	3,561
Total subscription revenue	$92,289	$64,355	$177,880	$123,597

(2) Includes amortization of acquired intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cost of revenue - licenses	$829	$1,008	$1,658	$2,016
Cost of revenue - subscription	1,557	1,557	3,109	2,414
Research and development	169	169	338	337
Sales and marketing	1,627	1,626	3,254	2,846
Total amortization expense	$4,182	$4,360	$8,359	$7,613

(3) Includes stock-based compensation expense and the related employer payroll tax expense as follows:

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Cost of revenue - subscription	$1,480	$893	$2,797	$1,639
Cost of revenue - services and other	1,420	953	2,606	1,835
Research and development	4,921	3,310	9,564	5,764
General and administrative	2,987	2,579	5,652	4,882
Sales and marketing	7,847	5,439	14,475	10,195
Total stock-based compensation expense	$18,655	$13,174	$35,094	$24,315

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$402,447	$435,445
Restricted cash	6,690	6,719
Accounts receivable, net of allowances of $334 and $564	144,185	147,156
Deferred contract acquisition costs, current	29,460	25,966
Contract assets, current	34,035	31,640
Prepayments and other current assets	20,782	17,806
Income taxes receivable	504	506
Total current assets	638,103	665,238
Deferred tax asset - non-current	4,048	4,047
Property and equipment, net	17,280	17,151
Right-of-use assets, net	23,885	23,806
Deferred contract acquisition costs, non-current	72,689	68,725
Contract assets, non-current, net of allowances of $2,376 and $2,386	14,825	16,991
Other non-current assets	1,307	983
Goodwill	289,430	289,430
Intangible assets, net	65,110	73,469
Total assets	$1,126,677	$1,159,840
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	11,192	6,097
Accrued expenses and other liabilities	60,830	89,972
Income taxes payable	799	1,413
Convertible senior notes, net	386,028	385,172
Deferred revenue	226,667	218,937
Total current liabilities	685,516	701,591
Long-term operating lease liabilities	28,259	28,817
Deferred revenue - non-current	30,533	25,193
Other non-current liabilities	34	—
Total liabilities	744,342	755,601
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	9
Preferred stock, $0.0001 par value	—	—
Additional paid in capital	522,461	481,910
Accumulated deficit	(140,135)	(77,680)
Total stockholders' equity	382,335	404,239
Total liabilities and stockholders’ equity	$1,126,677	$1,159,840

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2022	June 30, 2021
Operating activities
Net loss	$(62,455)	$(32,033)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	11,391	10,733
Amortization of debt issuance costs	856	1,100
Amortization of contract acquisition costs	14,366	9,002
Loss on disposal of fixed assets	14	25
Provision for credit losses	104	268
Stock-based compensation expense	33,901	22,945
Operating leases, net	(709)	(279)
Deferred taxes	(1)	—
Net changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	2,857	2,223
Deferred contract acquisition costs	(21,824)	(16,598)
Contract assets	(219)	(7,443)
Prepayments and other current assets	(2,659)	(1,261)
Other non-current assets	(324)	1,095
Accounts payable	5,095	1,934
Accrued expenses and other liabilities	(29,036)	(15,415)
Income taxes	(612)	(3,577)
Deferred revenue	13,070	2,675
Net cash used in operating activities	(36,185)	(24,606)
Investing activities
Purchase of property and equipment	(3,501)	(1,991)
Proceeds from sale of property and equipment	9	12
Purchase of intangibles	—	(40)
Business acquisitions, net of cash acquired	—	(70,960)
Net cash used in investing activities	(3,492)	(72,979)
Financing activities
Payments for partial conversion of convertible senior notes	—	(10,160)
Taxes associated with net issuances of shares upon vesting of restricted stock units	(1,571)	(3,062)
Proceeds from employee stock purchase plan contributions	5,435	5,234
Exercise of stock options	2,786	2,967
Net cash provided by (used in) financing activities	6,650	(5,021)
Net decrease in cash, cash equivalents and restricted cash	(33,027)	(102,606)
Cash, cash equivalents and restricted cash, beginning of period	442,164	516,644
Cash, cash equivalents and restricted cash, end of period	$409,137	$414,038

RECONCILIATION OF NON-GAAP INCOME (LOSS) FROM OPERATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Loss from operations on a GAAP basis	$(26,793)	$(17,006)	$(57,317)	$(32,589)
Add back:
Stock-based compensation expense (1)	18,655	13,174	35,094	24,315
Amortization of acquired intangibles	4,182	4,360	8,359	7,613
Acquisition related costs (2)	1,163	288	1,763	2,151
Impairment of intangible assets	—	—	—	—
Non-GAAP income (loss) from operations	$(2,793)	$816	$(12,101)	$1,490

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are transaction costs, which include legal, accounting and consulting professional service fees. The 2022 costs pertain to the pending recently announced go-private transaction with Thoma Bravo. The 2021 costs pertain to the prior year acquisitions of Intello Inc. (“Intello”) and ERP Maestro, Inc. (“ERP Maestro”).

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net loss on a GAAP basis	$(29,371)	$(16,742)	$(62,455)	$(32,033)
Add back:
Stock-based compensation expense (1)	18,655	13,174	35,094	24,315
Amortization of acquired intangibles	4,182	4,360	8,359	7,613
Amortization of debt issuance costs	388	467	856	1,100
Acquisition related costs (2)	1,163	288	1,763	2,151
Impairment of intangible assets	—	—	—	—
Effect of income taxes associated with the above adjustments (3)	2,794	(1,445)	6,117	(2,595)
Non-GAAP net income (loss)	$(2,189)	$102	$(10,266)	$551
Non-GAAP net income (loss) per share
Basic	$(0.02)	$0.00	$(0.11)	$0.01
Diluted	$(0.02)	$0.00	$(0.11)	$0.01
Non-GAAP weighted average outstanding shares
Basic	94,469	92,464	94,206	92,076
Diluted	94,469	94,936	94,206	95,077

(1) Stock-based compensation expense includes employer related payroll tax expense.
(2) Acquisition related costs are transaction costs, which include legal, accounting and consulting professional service fees. The 2022 costs pertain to the pending recently announced go-private transaction with Thoma Bravo. The 2021 costs pertain to the prior year acquisitions of Intello and ERP Maestro.
(3) The GAAP effective tax rates were (3.3)% and 5.3% for the six months ended June 30, 2022 and 2021, respectively, compared to non-GAAP effective tax rates of 28.6% and 59.5% for the six months ended June 30, 2022 and 2021, respectively.

RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE OUTSTANDING SHARES
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Weighted average outstanding shares used to compute net loss per share, basic and diluted, on a GAAP basis
Basic	94,469	92,464	94,206	92,076
Diluted	94,469	92,464	94,206	92,076
Non-GAAP weighted average outstanding shares
Basic	94,469	92,464	94,206	92,076
Effect of potentially dilutive securities	—	2,472	—	3,001
Diluted	94,469	94,936	94,206	95,077